Exhibit 99.1

RELEASE
April 2024

DZS Appoints Brian Chesnut as Chief Accounting Officer
DALLAS, Texas, USA, April 22, 2024 – DZS (Nasdaq: DZSI), a global leader of broadband networking and AI-driven cloud software solutions, today announced that Brian Chesnut has been appointed as the company’s Chief Accounting Officer (CAO), reporting directly to Chief Financial Officer (CFO), Misty Kawecki. Mr. Chesnut will be responsible for working closely with the CFO, senior leadership and the company’s new independent public accounting firm, BDO USA, overseeing all corporate accounting functions including reporting, governance and internal controls.
“The leadership team and Board of Directors recognized the importance of making this critical role part of our senior management team as we are more committed than ever to improving internal controls, accounting processes and corporate governance,” said Kawecki. “Brian brings a wealth of accounting expertise and leadership from an impressively wide range of global private and public companies including Big Four accounting firms and has a proven track record of navigating even the most complex of financial environments. Brian’s deep knowledge and strategic insights will strengthen our financial operations and support DZS’ mission to deliver cutting-edge broadband networking and AI-driven cloud software solutions.”
Mr. Chesnut is an accomplished executive who brings to DZS nearly 15 years of accounting leadership experience. Before joining DZS, Mr. Chesnut was the Vice President and Head of Corporate Accounting for Continental Battery Systems, where he helped manage $1 billion in revenue for the company’s U.S. and Canadian divisions, led a successful Enterprise Resource Planning (ERP) implementation to combine seven legacy companies and established internal controls to improve financial statement reporting. Mr. Chesnut also served in various senior management roles with several public companies including Jacobs Engineering, where he designed and implemented a consolidation process to improve reporting on $1.5 billion in revenue from Jacobs’ joint ventures.
"I am thrilled to join DZS during such a pivotal time in the company’s history,” said Mr. Chesnut. “Charlie Vogt and the leadership team have laid out a clear vision for how the company will differentiate itself from the competition through continued innovation and a customer-first entrepreneurial approach. I look forward to working with the DZS team across the world to not only meet but exceed our financial goals and build on recent critical strides DZS has made to bolster its financial standing.”
Mr. Chesnut joins DZS following several strategic transactions including securing $25 million of working capital through a private placement of DZS common stock and a term loan and the divestiture of the company’s lower margin Asia business, which eliminated $43 million of debt and raised an additional $5 million.
To learn more about DZS, visit https://www.dzsi.com
About DZS
DZS Inc. (Nasdaq: DZSI) is a global leader of broadband networking and AI-driven cloud software solutions.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
For further information see: www.DZSi.com.
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DZS on LinkedIn: https://www.linkedin.com/company/DZSi/
Press Inquiries:
Kenny Vesey, Thatcher+Co.
Phone: +1 973.518.3644
Email: kvesey@thatcherandco.com